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ENTERASYS NETWORKS ANNOUNCES
PRELIMINARY THIRD QUARTER REVENUE
ESTIMATES

Contact:
Drew Miale                              Kristen Sheppard, Esq.
Enterasys Networks                      Enterasys Networks
(978) 684-1201                          (978) 684-1127
dmiale@enterasys.com                    ksheppar@enterasys.com

ANDOVER, MA-- SEPTEMBER 29, 2003--Enterasys Networks Inc. (NYSE: ETS) today announced that it currently expects revenue for the third quarter ended September 27, 2003 to be down 8-13% as compared to revenue of $108.4 million in the second quarter of 2003. The Company indicated that sales for the quarter were adversely affected by delays in purchasing decisions among customers during the final week of the quarter. These delays were most pronounced in the Company's mid-Atlantic region as a result of hurricane Isabel.

"A material portion of our business is normally booked in the final week of the quarter and several orders did not close as anticipated, resulting in the estimated revenue shortfall. While we are disappointed by these unexpected results, we remain focused on initiatives to improve sales execution and expand beyond our installed base of customers," stated William K. O'Brien, Chief Executive Officer of Enterasys. "We are particularly encouraged with the success of our new product introductions. Shipments of the new N-Series, our high end switching platform, increased significantly in Q3. In addition, we made continued progress with new customers and key channel partners."

"Looking forward, while these results are likely to delay our goal of achieving profitability and positive cash flow in the fourth quarter of 2003, we remain firmly committed to achieving these goals in the near term and focused on building the company for the long term. We continue to transition our sales organization, build a more robust pipeline and advance our strategy to expand beyond our installed base of customers," stated Mark Aslett, President of Enterasys Networks, Inc. "We remain optimistic about the prospects for our new product introductions, continue to make changes intended to improve our business execution, and remain committed to exiting 2003 with a stronger leadership team, product portfolio and strategy to compete more effectively in the broad enterprise data networking market."

Separately the Company noted that its headcount reductions and process improvement initiatives are proceeding as planned. At the end of the third quarter, headcount stood at 1,430 employees, which includes approximately 235 of the targeted 275 positions eliminated.

The Company is scheduled to announce its full financial results for the third quarter after the market close on October 23, 2003. At that time, management will hold a conference call to discuss the financial results. Details regarding the October 23rd conference call will be provided in a separate press release.

ABOUT ENTERASYS NETWORKS

Enterasys Networks (NYSE: ETS) is a global provider of Business-Driven NetworksTM for enterprise-class customers. Enterasys' innovative network infrastructure offerings deliver the security, productivity and adaptability benefits required by Global 2000 organizations, coupled with the industry's strongest service and support. For more information on Enterasys and its products, including multilayer switches and routers, wireless LANs, VPN, network management, and intrusion detection systems (IDS), visit enterasys.com.

      These press releases and presentations contain projections and other forward-looking statements regarding the future revenue, cash flows and other financial performance of us or other future events and
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circumstances, and actual results, events and circumstances could differ materially. Such statements include, but are not limited to, statements reflecting management's expectations regarding our future financial performance; strategic relationships and market opportunities; and our other business and marketing strategies and objectives. These statements may be identified with such words as "we expect", "we believe", "we anticipate", or similar indications of future expectations. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: the lingering effects of the recently settled SEC investigation and our financial statement restatements could materially harm our business, operating results and financial condition; worldwide economic weakness, deteriorating market conditions and recent political and social turmoil have negatively affected our business and revenues and made forecasting more difficult, which could harm our financial condition; we have a history of losses in recent years and may not operate profitably in the future; our quarterly operating results are likely to fluctuate, which could cause us to fail to meet quarterly operating targets and result in a decline in our stock price; we earn a substantial portion of our revenue for each quarter in the last month of each quarter, which reduces our ability to accurately forecast our quarterly results and increases the risk that we will be unable to achieve previously forecasted results; we may need additional capital to fund our future operations and, if it is not available when needed, our business and financial condition may be harmed; pending and future litigation could materially harm our business, operating results and financial condition; the limitations of our director and officer liability insurance may materially harm our financial condition; our failure to improve our management information systems and internal controls could harm our business; we have experienced significant turnover of senior management and our current management team has been together for only a limited time, which could harm our business operations; retaining key management and employees is critical to our success; there is intense competition in the market for enterprise network equipment, which could prevent us from increasing our revenue and achieving profitability; we may be unable to expand our indirect distribution channels, which may hinder our ability to grow our customer base and increase our revenue; we expect the average selling prices of our products to decrease over time, which may reduce our revenue and gross margins; we use several key components for our products that we purchase from single or limited sources, and we could lose sales if these sources fail to fulfill our need on a timely basis; we depend upon a limited number of contract manufacturers for substantially all of our manufacturing requirements, and the loss of any of our primary contract manufacturers would impair our ability to meet the demands of our customers; and those additional risks and uncertainties discussed in our most recent filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 28, 2002. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof. We expressly disclaim any obligation to publicly update or revise any such statements to reflect any change in these forward-looking statements, or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.